COMMITMENT INCREASE AGREEMENT, dated as of January 12, 2022 (this “Agreement”), by and among:
(1) STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation (together with its successors and assigns in such capacity, the “Borrower”);
(2) EACH OF THE LENDERS (as defined herein) PARTY HERETO; and
(3) STERLING NATIONAL BANK, as the Agent (as defined herein);
Borrower, Sterling National Bank, as the collateral agent and administrative agent (in such capacities, the “Agent”) and the lenders party thereto as of the date hereof (the “Lenders”) are party to that certain Loan and Servicing Agreement, dated as of July 2, 2021 (as amended, amended and restated, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan and Servicing Agreement.
In accordance with Section 2.18(a) of the Loan and Servicing Agreement, Borrower has proposed a Commitment Increase in an amount equal to $25,000,000 (the “Proposed Commitment Increase”).
The Agent and the Lenders have agreed to the Proposed Commitment Increase in accordance with the terms hereof.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Commitment Increase; Reallocations.
(a) Pursuant to Section 2.18(a) of the Loan and Servicing Agreement and subject to the terms and conditions hereof, effective as of the date hereof, (i) each of the Borrower, the Lenders and the Agent agree to a Commitment Increase of $25,000,000, such that the Aggregate Commitments shall be increased to $80,000,000, and (ii) each Lender agrees to be an Increasing Lender and increase its Commitment such that its Commitment after giving effect thereto shall be as set forth on Schedule 1.01(a)  hereto . The Commitment Increase Date shall be the date hereof.
(b) On the date hereof, after giving effect to the Commitment Increase set forth in this Section 1, each applicable Lender shall make a payment to the Agent for the account of the other applicable Lenders in an amount calculated by the Agent, so that after giving effect to such payment by the applicable Lenders and to the distribution thereof to the applicable Lenders, the Advances are held ratably by the Lenders in accordance with the respective Commitments of such Lenders.
(c) The Agent hereby acknowledges that it has received notice pursuant to Section  2.18(a) of the Loan and Servicing Agreement within the time period required thereunder. The Agent hereby consents to the Commitment Increase amounts set forth on Schedule 1.01(a) hereto.

(d) After giving effect to the Commitment Increase set forth in this Section 1,
Schedule 1.01(a) to the Loan and Servicing Agreement shall be amended and restated as set forth on Schedule 1.01(a) attached hereto
SECTION 2. Conditions Precedent. This Agreement and the Commitment Increase set forth in Section 1, and the obligations of the Lenders hereunder shall become effective on and as of the date hereof upon satisfaction of the following conditions precedent, as determined in the sole discretion of, or waived by, the Administrative Agent:
(a) counterparts of this Agreement shall have been duly executed by, and delivered to, the parties hereto and thereto, each in form and substance reasonably satisfactory to the Agent;
(b) each of the conditions set forth or referred to in Section 2.18(a) of the Loan and Servicing Agreement shall be satisfied, and pursuant to Section 2.18(a)(vii) of the Loan and Servicing Agreement, the Agent shall have received a certificate of the Borrower stating that each of the applicable conditions to the Commitment Increase set forth in Section 2.18 of the Loan and Servicing Agreement has been satisfied;
(c) the Agent shall have received all fees due pursuant to Administrative Agent Fee Letter; and
(d) all reasonable and documented up-front expenses and fees (including the reasonable and documented legal fees of outside counsel, any fees required under the Fee Letters) that have been invoiced shall have been paid in full.
SECTION 3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that:
(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority necessary to own and service the Loan Assets and the Collateral and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.
(b) The Borrower (i) has the power, authority and legal right to (x) execute and deliver this Agreement; and (y) perform and carry out the terms of this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement and the transactions contemplated thereby, and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement.
(c) This Agreement has been duly executed and delivered by the Borrower and this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.
(d) No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement or the validity or enforceability of this

Agreement or the Loan and Servicing Agreement as supplemented by this Agreement, other than such as have been met or obtained and are in full force and effect, in each case, other than those consents, approvals, registrations, filings or actions the failure of which to obtain or make could not reasonably be expected to materially impact the rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document or the ability of any of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
(e) The execution, delivery and performance of this Agreement, the Loan and Servicing Agreement as supplemented by this Agreement, and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation or the Operating Agreement, (ii) result in the creation or imposition of any Lien on the Collateral other than Permitted Liens, (iii) violate any Applicable Law in any material respect, or (iv) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.
(f) There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party.
(g) No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date hereof or shall result from the transactions contemplated hereby;
(h) The representations and warranties contained in this Agreement and the other Transaction Documents are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
SECTION 4. Consent and Reaffirmation.
(a) (x) The Borrower (i) agrees that, the Loan and Servicing Agreement and each other Transaction Document continue to be in full force and effect and all of the covenants and agreements and other provisions contained in the Loan and Servicing Agreement (as supplemented hereby) and each other Transaction Document are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date hereof, (ii) acknowledges that the term “Obligations” include any and all Advances made now or in the future in respect of the Commitment Increase and all interest and other amounts owing in respect thereof under the Transaction Documents, and (iii) confirms and ratifies its collateral assignment and pledge to the Collateral Agent, on behalf of the Secured Parties, and grant of a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt and complete payment in full when due, whether at stated maturity, by lapse of time, acceleration or otherwise, of the Obligations (as supplemented hereby) due or to become due, direct or indirect, or absolute or contingent, and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Loan and Servicing Agreement and each other Transaction Document, whether now or hereafter existing, all as provided in the Transaction Documents as originally executed (and supplemented hereby).
(b) On the Effective Date, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan and Servicing Agreement as modified by this Agreement and each reference in any other Transaction Document shall mean the Loan and Servicing Agreement as modified hereby.
(c) This Agreement is a Transaction Document under the Loan and Servicing Agreement.
SECTION 5. Expenses. Pursuant to Section 10.07 of the Loan and Servicing Agreement, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented outside counsel fees and expenses) of the Agent in connection with the preparation, execution, delivery, and administration of this Agreement and the other documents entered into in connection herewith.
SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 7. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
SECTION 8. Headings. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
THE BORROWER:
STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.
By: /s/ Brett Hickey Name: Brett Hickey Title: Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to
Commitment Increase Agreement]

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT:
STERLING NATIONAL BANK
By: /s/ Andrew Shuster
Name: Andrew Shuster
Title:   Managing Director
LENDER:
STERLING NATIONAL BANK
By: /s/ Andrew Shuster
Name: Andrew Shuster
Title:   Managing Director
[Signature Page to
Commitment Increase Agreement]

LENDER:
INVESTORS BANK
By: /s/ Sondra Rowland
Name: Sondra Rowland
Title:   Senior Vice President
[Signature Page to
Commitment Increase Agreement]

LENDER:
BLUE RIDGE BANK
By: /s/ Andrea Stover
Name: Andrea Stover
Title:   Senior Vice President

[Signature Page to
Commitment Increase Agreement]

SCHEDULE 1.01(a)
Commitments

Lender	Commitment	Percentage

Sterling National Bank	$50,000,000	62.50%

Blue Ridge Bank	$15,000,000	18.75%

Investors Bank	$15,000,000	18.75%

TOTAL	$80,000,000